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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827 and
333-43447) of Ingram Micro Inc. of our report dated February 17, 1998 appearing on page 25 of the 1997 Annual Report to Shareowners of Ingram Micro Inc., which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Costa Mesa, California
March 31, 1998